As  filed with the Securities and Exchange Commission on July 28, 1997.
                                             Registration  No. 333-_______



                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549




                                FORM S-8
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933




                         Avondale Industries, Inc.
           (Exact name of registrant as specified in its charter)


  Louisiana                   5100 River Road                39-1097012
(State or other          Avondale, Louisiana  70094        (I.R.S. Employer
jurisdiction of                (504) 436-2121              Identification No.)
incorporation or   (Address, including zip code, and
organization)      telephone number, including area code,
                of Registrant's principal executive offices)

                           Albert L. Bossier, Jr.
              Chairman, President and Chief Executive Officer
                         Avondale Industries, Inc.
                              5100 River Road
                        Avondale, Louisiana  70094
                              (504) 436-2121
           (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                Copy to:

                           Margaret F. Murphy
                         Jones, Walker, Waechter,
                   Poitevent, Carrere & Denegre, L.L.P.
                         201 St. Charles Avenue
                       New Orleans, LA  70170-5100
                             (504) 582-8242


                      CALCULATION OF REGISTRATION FEE


                                            Proposed        Proposed
                                            maximum          maximum         Amount of
Title of each class      Amount to be       offering        aggregate       registration
of securities to be      registered(1)       price        offering price       fee
registered                                  per share
-----------------------------------------------------------------------------------------
Common Stock, par value  183,865 shares     $19.625 (2)    $ 3,608,351(2)    $1,094
$1.00 per share(3)       1,246,135 shares   $22.8125(3)    $28,427,455(3)    $8,615
                         ---------                         ------------      -------
Total                    1,430,000 shares                  $32,035,806       $9,709


(1) Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Company, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, calculated based upon the price at which currently outstanding options granted under the Plan are exercisable.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of a share of Common Stock reported on the Nasdaq Stock Market on July 24, 1997.


                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.   Incorporation of Documents by Reference.

     The following  documents,  which  have  been filed by Avondale Industries,
Inc.  (the  "Company")  with  the  Securities  and  Exchange   Commission  (the
"Commission"), are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act").

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed pursuant to Section 13 of the 1934 Act.

     (c) The description of the Common Stock included in Item 1 of Post-Effective Amendment No. 1 to in the Company's Registration Statement on Form 8-A/A dated December 21, 1995.

     All reports filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 83 of the Louisiana Business Corporation Law provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation) if such action arises out of the fact that he is or was a director, officer, employee or agent of the corporation and he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The indemnification provisions of the Louisiana Business Corporation Law are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against the liability.

     Section 12 of the Company's by-laws provides for mandatory indemnification for directors, officers and employees or former directors, officers and employees of the Company to the fullest extent permitted by Louisiana law. The Company maintains an insurance policy covering the liability of its directors, officers and employees for actions taken in their official capacity.

Item 7.   Exemption From Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     5    Opinion  of  Jones,  Walker,  Waechter, Poitevent, Carrere & Denegre,
          L.L.P.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit 5).
__________

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 24, 1997.

                                    AVONDALE INDUSTRIES, INC.


                                    By:          /s/ Albert L. Bossier
                                       -------------------------------------
                                                   Albert L. Bossier
                                           Chairman of the Board, President
                                              and Chief Executive Officer

                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Albert L. Bossier and Thomas M. Kitchen, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                      Capacity                          Date
      ---------                      --------                          ----

/s/ Albert L. Bossier      Chairman of the Board of Directors,    July 24, 1997
----------------------    President and Chief Executive Officer
   Albert L. Bossier

/s/ Thomas M. Kitchen     Executive Vice President and Chief      July 24, 1997
----------------------           Financial Officer
    Thomas M. Kitchen

/s/ Kenneth B. Dupont                Director                     July 24, 1997
----------------------
    Kenneth B. Dupont

/s/ Anthony J. Correro, III          Director                     July 24, 1997
-----------------------
  Anthony J. Correro, III

/s/ Francis R. Donovan               Director                     July 24, 1997
-----------------------
   Francis R. Donovan

/s/ William A. Harmeyer              Director                     July 24, 1997
------------------------
    William A. Harmeyer

/s/ Hugh A. Thompson                 Director                     July 24, 1997
------------------------
   Hugh A. Thompson

/s/ Eugene K. Simon, Jr.        Vice President - Finance          July 24, 1997
-------------------------    (principal accounting officer)
   Eugene K. Simon, Jr.